UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 13, 2012

B Green Innovations, Inc.

(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ 07747

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

Effective September 26, 2014, the Company’s Class a Common Stock was consolidated with a reverse split in the ratio of one (1) new share for every ten thousand (10,000) shares currently held by a stockholder. No fractional shares or scrip shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up into One (1) whole new share. Prior to the reverse split, there were a total of ten billion (10,000,000,000) Class A Common Stock Shares, no par value per share authorized, of which 4,916,172,925 Class A Common Stock Shares, no par value per share were issued and outstanding. Following the reverse split, there will be 491,618 shares of Class A Common Stock Shares, no par value per share issued and outstanding.

Additionally, the number of authorized Class A Common Stock Shares was reduced from ten billion (10,000,000,000) no par value per share to five hundred million (500,000,000) no par value per share

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

In a letter dated August 27, 2014, the independent accounting firm of Rosenberg, Rich, Baker, Berman & Company (“RRBB”), notified the Company that it will cease to serve as the Company’s independent registered public accountant. RRBB last audited and provided a principal accountant’s report for the fiscal years ended December 31, 2010 and 2011. The Company does not understand why it received the letter from RRBB at this time.

Pursuant to Item 304(a)(1), for the registrant’s two most recent fiscal years for which the principal accountant was engaged ending December 31, 2010 and 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2014, the Company filed with the State of New Jersey an Amendment to the Certificate of Incorporation (the “Amendment”) that:

1.                  Consolidated all of the Class A Common Stock Shares pursuant to a reverse split in the ratio of One (1) new share for every Ten Thousand (10,000) shares currently held by a stockholder. No fractional shares or scrip shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up into One (1) whole new share. Prior to the reverse split, there were a total of ten billion (10,000,000,000) Class A Common Stock Shares, no par value per share authorized, of which 4,916,172,925 Class A Common Stock

Shares, no par value per share were issued and outstanding. Following the reverse split, there will be 491,618 shares of Class A Common Stock Shares, no par value per share issued and outstanding.

2.                  Authorized a reduction in the number of Class A Common Stock Shares, from ten billion (10,000,000,000) no par value per share, to five hundred million (500,000,000) no par value per share authorized to be effective immediately following the foregoing reverse split, on or about September 15, 2014 or whenever FINRA approves the reverse split, whichever date is later.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2014, a majority of the shareholders holding Class A and Class B common stock shares approved with written consent in lieu of meeting the following shareholder resolution:

NOW, BE IT RESOLVED, that it is hereby authorized and approved for the officers of the Company to file an Amendment to the Certificate of Incorporation with the State of New Jersey to effectuate the Reverse Split and reduce the authorized Class A Common Stock to 500,000,000 shares and that the officers of the Company may file any and all other necessary documentation with FINRA to effect the 1:10,000 Reverse Split of the Class A Common Stock of the Company, decrease the authorized Class A Common Stock to 500,000,000 shares and amend the Certificate of Incorporation, as appropriate.

The following votes were cast:

0 shares of Class A Common Stock and

194,410 shares of Class B Common Stock voting totaling 53.8% of the aggregate outstanding and voting stock of the Company

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Certificate of Incorporation dated September 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014		B Green Innovations, Inc.

	By:	/s/ Jerome Mahoney
Jerome Mahoney
President and Chief Executive Officer

INDEX OF EXHIBITS

3.1	Amendment to the Certificate of Incorporation dated September 9, 2014.